UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) March 10, 2015

(Date of earliest event reported) March 10, 2015

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gregory A. Phillips, 51, who currently serves as our senior vice president, operations, will assume the role of vice president, commercial, effective March 16, 2015. Mr. Phillips has served as our senior vice president, operations since January 31, 2014. From January 2013 to January 31, 2014, Mr. Phillips served as senior vice president, operations, natural gas distribution of ONEOK, Inc. From March 2011 to December 2012, he was president of Oklahoma Natural Gas.

Robert S. McAnnally, 51, will assume the role of senior vice president, operations, effective March 16, 2015. Mr. McAnnally was with Alabama Gas Corporation, a subsidiary of The Laclede Group, Inc., where he served as senior vice president, marketing and customer service from October 2012 until January 2015. From August 2009 until October 2012, Mr. McAnnally was vice president, external affairs of Energen Corporation.

Messrs. Phillips and McAnnally are each eligible to participate in the benefit plans described under “Compensation Discussion and Analysis” on pages 75 through 102 of our Annual Report on Form 10-K, as filed with the United States Securities and Exchange Commission on February 25, 2014 (and such descriptions are incorporated herein by this reference).

Item 7.01	Regulation FD Disclosure

On March 10, 2015, we announced the appointment of certain officers. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	News release of ONE Gas, Inc. dated March 10, 2015 announcing officer appointments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: March 10, 2015	By:	/s/ Curtis L. Dinan
Curtis L. Dinan, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release of ONE Gas, Inc. dated March 10, 2015 announcing officer appointments.

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